Form of

Restricted Stock Award Agreement

DOLLAR GENERAL CORPORATION

RESTRICTED STOCK AGREEMENT

This Agreement is made and entered into as of the ____ day of _______, _____, by and between DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Company”), and ______________, ____________________________ of the Company (the “Employee”).

WHEREAS, the Compensation Committee of the Company’s Board of Directors has authorized a  grant to the Employee of ________________ (_________) shares of restricted Company common stock (the “Restricted Stock”) pursuant to the terms and provisions of the Dollar General Corporation 1998 Stock Incentive Plan, as amended and restated effective June 2, 2003, and as modified through August 26, 2003 (the “Plan”) [and of the Employment Agreement effective _____________, ____ by and between the Company and Employee (the “Employment Agreement”)]; and

WHEREAS, Section 7(b) of the Plan requires the execution of an agreement evidencing the Restricted Stock grant within 60 days after the grant date, and provides that no rights shall attach to the grant until the Company receives a fully executed copy of such agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including the services to be rendered to the Company by the Employee, the Company does hereby grant the Restricted Stock to the Employee, and the Employee accepts such Restricted Stock, on the following terms and conditions:

(1)

Grant of Restricted Stock. The Company hereby grants to the Employee on the date hereof ________________ (______) shares of Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the [Employment Agreement, the] Plan and this Agreement. The Company shall cause such Restricted Stock to be issued by the Company’s stock transfer agent who will release such Restricted Stock to the Employee solely upon the written instructions of the Company. The Company shall maintain physical custody of the certificate(s) representing the Restricted Stock.

(2)

Restrictions.  Until the Restricted Stock vests, the Restricted Stock shall be subject to the prohibitions and restrictions on transfer set forth herein and in the Plan (the “Restrictions”). The Employee shall have all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any cash dividends. Stock dividends or stock splits issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions, and all other terms and conditions that apply to the shares on which such dividends are paid or additional shares are issued.

(3)

Vesting.  [Except as may be provided in the Employment Agreement in cases of death, Disability (as defined in the Employment Agreement), termination of employment, or expiration of employment Term (as defined in the Employment Agreement),] the Restricted Stock, subject to all the restrictions, limitations and other terms and provisions of the [Employment Agreement, the] Plan and this Agreement, shall vest and the Restrictions shall lapse in accordance with the following schedule, so long as the Employee is employed by the Company on the applicable vesting date:

Number of Shares	Vesting Date

,
,
,

(4)

Non-transferability.  Unvested Restricted Stock is not transferable by the Employee other than to a member of Employee’s Immediate Family (as defined in the Plan) or a trust for the benefit of Employee or a member of his Immediate Family (as defined in the Plan), or by will or the laws of descent and distribution, or as otherwise provided from time to time in the Plan.

(5)

Agreement Subject to [Employment Agreement and] Plan. This Agreement does not undertake to express all conditions, terms and provisions of the [Employment Agreement or the] Plan. The grant of the Restricted Stock is subject in all respects to all of the restrictions, limitations and other terms and provisions of the [Employment Agreement and the] Plan, [each of] which, by this reference, is incorporated herein to the same extent as if copied verbatim. [Where the terms of the Employment Agreement conflict with the terms of the Plan, the terms of the Plan shall govern and take precedence in all cases.]

(6)

Tax Withholding and Section 83(b) Elections.  At the time the Employee shall become subject to federal income taxation with respect to the Restricted Stock (normally upon vesting, unless the Employee files an election under Section 83(b) of the Code), the Employee shall pay to the Company the amount of any Federal, state, local and other taxes required to be withheld by the Company with respect to the Restricted Stock. If the Employee files an election under Section 83(b) of the Code with the Internal Revenue Service to include the fair market value of any shares of Restricted Stock in gross income while they are still subject to the Restrictions, the Employee shall promptly furnish to the Company a copy of such election. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld upon the vesting of the Restricted Stock. Unless otherwise determined by the Committee, you will be permitted to elect to surrender a sufficient number of shares of the vested Restricted Stock to satisfy Dollar General’s minimum tax withholding obligation.

(7)

Acceptance of Restricted Stock.  The Employee hereby accepts the Restricted Stock subject to all the restrictions, limitations and other terms and provisions of the [Employment Agreement, the] Plan and this Agreement.

[Signature Pages Begin on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

DOLLAR GENERAL CORPORATION

By:
[name]
[title]

employee name

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